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                                                                   EXHIBIT 21.01

Subsidiaries of Great Western Land and Recreation, Inc.

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
          Name of Subsidiary                   Percent Ownership                State of Formation

Houston Coventry, L.L.C.                              100%                            Texas
Houston Greenwich, L.L.C.                             100%                            Texas
Morningside Farms, L.L.C.                             100%                            Texas
Houston Promenade, L.L.C.                             100%                            Texas
Houston Promenade Glen, L.L.C.                        100%                            Texas
Houston Wheatstone, L.L.C.                            100%                            Texas
Houston Wheatstone III, L.L.C.                        100%                            Texas
Willow Springs Ranch, L.L.C.                           85%                            New Mexico
Phoenix Monterrey, L.L.C.                             100%                            Arizona
45th /47th Avenue & Glendale, L.L.C.                  100%                            Arizona
North Scottsdale 106, L.L.C.                          100%                            Arizona
Barnstorm, L.L.C.                                     100%                            Arizona
Walthingham, L.L.C.                                   100%                            Arizona
Phoenix Wright Place, L.L.C.                           80%                            Arizona
Amortibanc Land & Cattle, L.L.C.                      100%                            Arizona
Amortibanc Management, L.L.C.                         100%                            Texas
GWLR Wagon Bow Ranch, LLC                             100%                            Arizona
GWLAR, Inc.                                           100%                            Nevada
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